UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
May 4, 2005

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2101 Arena Boulevard

Sacramento, California 95834
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 928-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 4, 2005 we entered into a separation agreement with Kurt Garbe as further described under Item 5.02 below.  A copy of the agreement is attached as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 4, 2005, Kurt M. Garbe elected to step down from the board of directors to pursue other interests. Mr. Garbe has served as a director of Unify since Aug. 1999.  He also served as a member of the board’s audit committee and compensation committee.  There were no disagreements with Unify on any matter relating to our operations, policies or practices.  We entered into a separation agreement with Mr. Garbe pursuant to which we granted Mr. Garbe $10,000 of our common stock under our Directors Stock Plan and the parties mutually released each other from any potential claims.  Neither party is currently aware of any claim or any basis therefor.

Item 9.01 – Financial Statements and Exhibits

(c)   Exhibits

Exhibit 10.1 – Separation Agreement dated May 4, 2005, between Unify Corporation and Kurt Garbe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 9, 2005

UNIFY CORPORATION

By:	/s/ Todd E. Wille
Todd E. Wille
President and Chief Executive Officer